Exhibit 99.1
First Interstate BancSystem, Inc. Reports Results for Third Quarter 2010
For Immediate Release

Contact:	Marcy Mutch Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	NASDAQ: FIBK www.FIBK.com
THIRD QUARTER 2010 FINANCIAL HIGHLIGHTS:
•	Diluted earnings per common share of $0.18 for the quarter, as compared to $0.14 for second quarter 2010 and $0.36 for third quarter 2009.
•	Net income available to common stockholders of $7.9 million for the quarter, as compared to $5.8 million in second quarter 2010 and $11.5 million in third quarter 2009.
•	Net interest margin, on a tax equivalent basis, of 3.89% for the quarter, as compared to 3.96% for second quarter 2010 and 4.00% for third quarter 2009.
•	Provision for loan losses of $18.0 million for the quarter, as compared to $19.5 million in second quarter 2010 and $10.5 million in third quarter 2009.
•	Non-performing assets of $237 million, or 3.24% of total assets, as of September 30, 2010, as compared to $200 million, or 2.77% of total assets, as of June 30, 2010 and $157 million, or 2.27% of total assets, as of September 30, 2009.
•	Allowance for loan losses of $120 million, or 2.70% of total loans, as of September 30, 2010, as compared to $114 million, or 2.51% of total loans, as of June 30, 2010 and $102 million, or 2.21% of total loans, as of September 30, 2009.
•	Tier 1 risk-based capital ratio of 13.22% and total risk-based capital ratio of 15.18% as of September 30, 2010.
•	Book value per common share of $16.23 as of September 30, 2010, as compared to $16.12 as of June 30, 2010 and $16.56 as of September 30, 2009.
•	Common stock dividends of $0.1125 per share for the quarter. Common stock dividends have remained at this quarterly rate since April 2009.

RESULTS SUMMARY

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands, except per share data)	2010	2010	2009	%Change	% Change
Net income	$8,729	$6,659	$12,318	31.1%	-29.1%
Net income available to common stockholders	7,867	5,806	11,456	35.5%	-31.3%
Diluted earnings per common share	0.18	0.14	0.36	28.6%	-50.0%
Dividends per common share	0.1125	0.1125	0.1125	0.0%	0.0%
Book value per common share	16.23	16.12	16.56	0.7%	-2.0%
Tangible book value per common share*	11.72	11.61	10.36	0.9%	13.1%
Net tangible book value per common share*	13.14	13.02	12.28	0.9%	7.0%
Return on average common equity	4.52%	3.42%	8.98%
Return on average assets	0.48%	0.37%	0.71%

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2010	2009	%Change
Net income	$26,518	$42,342	-37.4%
Net income available to common stockholders	23,959	39,783	-39.8%
Diluted earnings per common share	0.61	1.25	-51.2%
Dividends per common share	0.3375	0.3875	-12.9%
Return on average common equity	5.05%	10.66%
Return on average assets	0.49%	0.84%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.
First Interstate BancSystem, Inc., parent holding company of First Interstate Bank, reports third quarter 2010 net income available to common stockholders of $7.9 million, or $0.18 per diluted share, as compared to $5.8 million, or $0.14 per diluted share, for second quarter 2010 and $11.5 million, or $0.36 per diluted share, for third quarter 2009. Return on average common equity and return on average assets were 4.52% and 0.48%, respectively, for the third quarter of 2010, compared to 3.42% and 0.37%, respectively, in the second quarter of 2010, and 8.98% and 0.71%, respectively, in the third quarter of 2009.
“I am pleased to report improvement in the Company’s performance during third quarter,” said Lyle R. Knight, President and Chief Executive Officer for First Interstate BancSystem, Inc. “The improvement from last quarter was largely due to decreased provisions for loan losses and increased income from the origination and sale of residential real estate mortgages. Our improved performance reflects the value of the diversity of our business mix. While our provisions for loan losses were lower compared to second quarter 2010, our allowance for loan losses as a percentage of total loans increased to 2.70%, a level we feel is sufficient to provide for estimated losses inherent in our loan portfolio as of September 30, 2010. In the next several quarters, we will continue to closely monitor credit quality, proactively identifying and addressing problem loans. We will also continue our focus on managing net interest margin and reducing the growth of non-interest expenses.”

REVENUE SUMMARY

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	%Change	% Change
Interest income	$78,965	$79,867	$82,325	-1.1%	-4.1%
Interest expense	15,221	16,691	21,026	-8.8%	-27.6%

Net interest income	63,744	63,176	61,299	0.9%	4.0%
Non-interest income:
Other service charges, commissions and fees	7,821	7,380	8,056	6.0%	-2.9%
Service charges on deposit accounts	4,497	4,759	5,436	-5.5%	-17.3%
Income from the origination and sale of loans	7,355	4,186	5,090	75.7%	44.5%
Wealth management revenues	3,091	3,199	2,741	-3.4%	12.8%
Investment securities gains, net	66	15	74	340.0%	-10.8%
Other income	2,025	1,498	3,603	35.2%	-43.8%

Total non-interest income	24,855	21,037	25,000	18.1%	-0.6%

Total revenues	$88,599	$84,213	$86,299	5.2%	2.7%

Tax equivalent net interest margin ratio	3.89%	3.96%	4.00%

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2010	2009	%Change
Interest income	$238,331	$245,356	-2.9%
Interest expense	49,742	65,804	-24.4%

Net interest income	188,589	179,552	5.0%
Non-interest income:
Other service charges, commissions and fees	22,073	21,623	2.1%
Service charges on deposit accounts	13,854	15,285	-9.4%
Income from the origination and sale of loans	14,841	25,682	-42.2%
Wealth management revenues	9,304	7,927	17.4%
Investment securities gains, net	108	126	-14.3%
Other income	5,220	7,837	-33.4%

Total non-interest income	65,400	78,480	-16.7%

Total revenues	$253,989	$258,032	-1.6%

Tax equivalent net interest margin ratio	3.95%	4.05%

Net Interest Income
Deposit growth combined with corresponding increases in interest earning assets resulted in increases in net interest income during the three and nine months ended September 30, 2010, as compared to the three months ended June 30, 2010, and the three and nine months ended September 30, 2009. In addition, third quarter 2010 net interest income was positively impacted by one additional accrual day, as compared to second quarter 2010.
Despite growth in net interest income, the Company experienced lower interest rate spreads and compression of its net interest margin ratio. Higher levels of loans on nonaccrual status and the resulting charge-off of interest on nonaccrual loans accounted for 5 basis points of the reduction in net interest margin ratio during third quarter 2010, as compared to second quarter 2010. In addition, deposit growth coupled with low demand for loans resulted in a shift in the mix of interest earning assets from higher-yielding loans to lower-yielding investment securities, which further compressed the Company’s net interest margin ratio.

Non-interest Income
Refinancing activity surged during the third quarter of 2010 as mortgage interest rates declined, resulting in an increase in income from the origination and sale of loans during third quarter 2010, as compared to second quarter 2010 and third quarter 2009. Refinancing activity accounted for approximately 69% of the Company’s residential real estate loan originations during third quarter 2010, as compared to 39% during second quarter 2010, and 45% during third quarter 2009. Increases in refinancing activity were partially offset by fewer originations of loans to purchase homes, which decreased 26% during third quarter 2010, as compared to second quarter 2010, and 15% as compared to third quarter 2009, in part due to the expiration of the federal first-time home buyer credit. Income from the origination and sale of loans decreased during the nine months ended September 30, 2010, as compared to the same period in the prior year, due a substantial decline in refinancing activity from early 2009.
Other income increased during third quarter 2010, compared to second quarter 2010, primarily due to a $249 thousand one-time gain on the sale of student loans. Other income decreased during the three and nine months ended September 30, 2010, as compared to the same periods in 2009, primarily due to a $2.1 million one-time gain on the sale of Visa Class B common shares recorded during third quarter 2009.
NON-INTEREST EXPENSE

	Three Months Ended			Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Non-interest expense:
Salaries, wages and employee benefits	$27,994	$27,379	$28,035	2.2%	-0.1%
Occupancy, net	3,939	3,963	3,914	-0.6%	0.6%
Furniture and equipment	3,411	3,356	2,993	1.6%	14.0%
FDIC insurance premiums	2,337	2,667	2,377	-12.4%	-1.7%
Outsourced technology services	2,402	2,449	2,334	-1.9%	2.9%
Other real estate owned expense, net of income	2,608	2,980	5,160	-12.5%	-49.5%
Mortgage servicing rights amortization	1,221	1,115	1,277	9.5%	-4.4%
Mortgage servicing rights impairment (recovery)	1,991	271	296	634.7%	572.6%
Core deposit intangibles amortization	437	440	530	-0.7%	-17.5%
Other expenses	11,670	10,806	10,460	8.0%	11.6%

Total non-interest expense	$58,010	$55,426	$57,376	4.7%	1.1%

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2010	2009	% Change
Non-interest expense:
Salaries, wages and employee benefits	$83,451	$85,589	-2.5%
Occupancy, net	12,044	11,656	3.3%
Furniture and equipment	10,108	9,016	12.1%
FDIC insurance premiums	7,460	9,741	-23.4%
Outsourced technology services	7,100	8,288	-14.3%
Other real estate owned expense, net of income	6,129	6,079	0.8%
Mortgage servicing rights amortization	3,469	6,344	-45.3%
Mortgage servicing rights impairment (recovery)	2,212	(6,969)	-131.7%
Core deposit intangibles amortization	1,316	1,600	-17.8%
Other expenses	32,892	31,214	5.4%

Total non-interest expense	$166,181	$162,558	2.2%

Other real estate expense, net of income — Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties. Third quarter 2010 net OREO expense included $356 thousand of operating expenses and $2.4 million of fair value write-downs, which were partially offset by net gains of $179 thousand on the sale of OREO properties.

FDIC insurance premiums — Effective July 1, 2010, the Company opted out of participation in the Transaction Account Guarantee, or TAG, component of the Temporary Liquidity Guaranty Program, which provided full FDIC insurance coverage for certain transaction deposit accounts. Management does not expect deposits will be adversely affected by discontinuation of the TAG program. FDIC insurance premiums decreased during the nine months ended September 30, 2010, as compared to the same period in the prior year, due to a special FDIC insurance assessment levied during second quarter 2009. The special assessment, which was applicable to all insured depository institutions, resulted in additional FDIC insurance expense of $3.1 million during second quarter 2009.
Mortgage servicing rights impairment (recovery) — Fluctuations in the fair value of mortgage servicing rights are primarily due to changes in assumptions regarding prepayments of the underlying mortgage loans, which typically correspond with changes in market interest rates. Mortgage interest rates declined during third quarter 2010, resulting in a significant increase in refinancing activity. Accordingly, during third quarter 2010, the Company recorded an impairment adjustment to the fair value of its capitalized mortgage servicing rights of $2.0 million.
ASSET QUALITY

	Three Months Ended
	September 30,	June 30,	September 30,
(Unaudited; $ in thousands)	2010	2010	2009
Allowance for loan losses — beginning of period	$114,328	$106,349	$98,395
Charge-offs	(12,789)	(12,107)	(7,641)
Recoveries	697	586	494
Provision	18,000	19,500	10,500

Allowance for loan losses — end of period	$120,236	$114,328	$101,748

	September 30,	June 30,	September 30,
	2010	2010	2009
Period end loans	$4,452,387	$4,562,288	$4,606,454
Average loans	4,504,657	4,520,119	4,623,749
Non-performing loans:
Nonaccrual loans	174,249	139,975	120,026
Accruing loans past due 90 days or more	1,129	7,550	4,069
Restructured loans	26,630	10,588	988

Total non-performing loans	202,008	158,113	125,083
Other real estate owned	35,296	42,338	31,875

Total non-performing assets	$237,304	$200,451	$156,958

Net charge-offs to average loans (annualized)	1.06%	1.02%	0.61%
Provision for loan losses to average loans (annualized)	1.59%	1.73%	0.90%
Allowance for loan losses to period end loans	2.70%	2.51%	2.21%
Allowance for loan losses to total non-performing loans	59.52%	72.31%	81.34%
Non-performing loans to period end loans	4.54%	3.47%	2.72%
Non-performing assets to period end loans and other real estate owned	5.29%	4.35%	3.38%
Non-performing assets to total assets	3.24%	2.77%	2.27%
Difficult economic conditions continued to negatively impact businesses and consumers in the Company’s market areas during third quarter 2010, especially in three market areas with economies dependent upon resort and second home communities. These market areas include the Flathead area around Kalispell, Montana, the Gallatin Valley area around Bozeman, Montana and the Jackson, Wyoming market area. These three markets accounted for approximately 55% of the Company’s non-performing assets as of September 30, 2010, versus only 21% of the Company’s total loans as of the same date. The continuing impact of current economic conditions is expected to result in further increases in non-performing assets in future quarters.

As of September 30, 2010, total non-performing loans included $173 million of real estate loans, of which $80 million were construction loans and $75 million were commercial real estate loans. Non-performing construction loans as of September 30, 2010 were comprised of land acquisition and development loans of $48 million, residential construction loans of $17 million and commercial construction loans of $15 million. Non-performing loans increased during third quarter 2010 primarily due to higher levels of nonaccrual loans, with all loan categories except agricultural loans showing increases. The largest increases in nonaccrual loans during third quarter 2010, as compared to second quarter 2010, occurred in commercial real estate and construction loans. In addition, approximately 61% of loans with balances exceeding $1 million that were placed on nonaccrual during third quarter 2010 were located in the Flathead, Gallatin Valley and Jackson market areas. As of September 30, 2010, 84% of the Company’s nonaccrual loans were current.
Restructured loans increased as of September 30, 2010, as compared to June 30, 2010, primarily due to the additions of one commercial and three commercial real estate borrowing relationships. As of September 30, 2010, 87% of the Company’s restructured loans were performing in accordance with their modified terms.
During third quarter 2010, the Company recorded additions to OREO of $3 million, sold OREO with a book value of $8 million and wrote down the fair value of OREO properties by $2 million. Approximately 68% of sold OREO properties were located in the Gallatin Valley, Flathead and Jackson market areas.
Provisions for loan losses reflect management’s estimation of the effect of current economic conditions on the Company’s loan portfolio. Specific loan loss reserves accounted for 60% of the third quarter 2010 provision. Management expects quarterly provisions for loan losses to remain at high levels until a leveling-off or decline in non-performing assets occurs.
Following is a summary of the Company’s credit quality trends since the start of 2008.
CREDIT QUALITY TRENDS

	Provisions		Allowance	Loans			Potential
	for	Net	for	30 - 89 Days	Non-Performing	Non-Performing	Problem
(Unaudited; $ in thousands)	Loan Losses	Charge-offs	Loan Losses	Past Due	Loans	Assets	Loans
Q1 2008	$2,363	$766	$68,415	$55,532	$58,047	$58,921	$74,348
Q2 2008	5,321	1,086	72,650	81,571	92,403	95,108	94,371
Q3 2008	5,636	1,192	77,094	58,085	89,800	92,971	87,176
Q4 2008	20,036	9,814	87,316	92,180	90,922	96,947	138,850
Q1 2009	9,600	4,693	92,223	98,980	103,653	122,300	181,263
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273	166,673
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958	207,961
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078	220,976
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022	254,314
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451	286,483
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304	279,128
The second quarter 2010 increase in loans 30-89 days past was comprised principally of ten loans in the Flathead, Gallatin Valley and Jackson market areas. Two of these loans, aggregating 18% of the total second quarter 2010 increase, were placed on non-accrual during third quarter 2010 and the remaining eight loans are now current.

ASSETS

				Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Cash and cash equivalents	$542,355	$502,484	$512,442	7.9%	5.8%
Investment securities	1,829,424	1,635,459	1,297,845	11.9%	41.0%
Loans	4,452,387	4,562,288	4,606,454	-2.4%	-3.3%
Less allowance for loan losses	120,236	114,328	101,748	5.2%	18.2%

Net loans	4,332,151	4,447,960	4,504,706	-2.6%	-3.8%

Other assets	625,271	639,473	608,225	-2.2%	2.8%

Total assets	$7,329,201	$7,225,376	$6,923,218	1.4%	5.9%

The Company continued to invest excess liquidity into investment securities during third quarter 2010. With lower market interest rates and the purchase of relatively short-term securities, the estimated duration of the Company’s investment securities portfolio decreased to 1.7 years as of September 30, 2010, from 2.2 years as of September 30, 2009.
LOANS

				Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Real estate loans:
Commercial	$1,565,525	$1,594,780	$1,559,161	-1.8%	0.4%
Construction:
Land acquisition & development	360,890	371,191	417,030	-2.8%	-13.5%
Residential	111,545	122,452	151,149	-8.9%	-26.2%
Commercial	91,713	86,883	109,377	5.6%	-16.1%

Total construction loans	564,148	580,526	677,556	-2.8%	-16.7%

Residential	544,952	540,255	544,453	0.9%	0.1%
Agriculture	189,895	193,764	199,530	-2.0%	-4.8%
Mortgage loans originated for sale	53,722	48,478	42,343	10.8%	26.9%

Total real estate loans	2,918,242	2,957,803	3,023,043	-1.3%	-3.5%

Consumer:
Indirect consumer loans	432,869	428,738	434,154	1.0%	-0.3%
Other consumer loans	165,725	193,462	192,621	-14.3%	-14.0%
Credit card loans	59,222	58,574	58,598	1.1%	1.1%

Total consumer loans	657,816	680,774	685,373	-3.4%	-4.0%

Commercial	739,151	777,918	746,302	-5.0%	-1.0%
Agricultural	134,689	142,279	143,549	-5.3%	-6.2%
Other loans, including overdrafts	2,489	3,514	8,187	-29.2%	-69.6%

Total loans	$4,452,387	$4,562,288	$4,606,454	-2.4%	-3.3%

Other consumer loans decreased during third quarter 2010 primarily due the sale of student loans totaling $25 million.

LIABILITIES

				Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Deposits	$5,902,181	$5,802,322	$5,683,130	1.7%	3.9%
Securities sold under repurchase agreements	455,861	453,749	391,336	0.5%	16.5%
Other borrowed funds	5,674	7,196	5,766	-21.2%	-1.6%
Long-term debt	37,513	38,023	77,491	-1.3%	-51.6%
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715	0.0%	0.0%
Other liabilities	59,554	60,183	71,096	-1.0%	-16.2%

Total liabilities	$6,584,498	$6,485,188	$6,352,534	1.5%	3.7%

Sequential quarter decreases in long-term debt were due to scheduled repayments of long-term borrowings. Year-over-year decreases in long-term debt were primarily due to the early extinguishment of variable rate term notes in March 2010 and, to a lesser extent, scheduled repayments of long-term Federal Home Loan Bank borrowings.
DEPOSITS

				Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited; $ in thousands)	2010	2010	2009	% Change	% Change
Non-interest bearing demand	$1,098,375	$1,040,072	$1,051,721	5.6%	4.4%
Interest bearing:
Demand	1,144,415	1,090,162	1,076,239	5.0%	6.3%
Savings	1,599,774	1,487,746	1,372,030	7.5%	16.6%
Time, $100 and over	981,941	996,478	926,429	-1.5%	6.0%
Time, other	1,077,676	1,187,864	1,256,711	-9.3%	-14.2%

Total interest bearing	4,803,806	4,762,250	4,631,409	0.9%	3.7%

Total deposits	$5,902,181	$5,802,322	$5,683,130	1.7%	3.9%

Increases in deposits were solely the result of organic growth. During 2010, the Company has experienced a slight shift in the mix of deposits away from higher-costing time deposits to lower-costing savings, interest bearing demand and non-interest bearing demand deposits.
STOCKHOLDERS’ EQUITY

				Sequential	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
(Unaudited, $ in thousands, except per share data)	2010	2010	2009	% Change	% Change
Preferred stockholders’ equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders’ equity	671,755	668,302	503,408	0.5%	33.4%
Accumulated other comprehensive income, net	22,948	21,886	17,276	4.9%	32.8%

Total stockholders’ equity	$744,703	$740,188	$570,684	0.6%	30.5%

Book value per common share	$16.23	$16.12	$16.56	0.7%	-2.0%
Tangible book value per common share*	$11.72	$11.61	$10.36	0.9%	13.1%
Net tangible book value per common share *	$13.14	$13.02	$12.28	0.9%	7.0%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.
On March 29, 2010, the Company completed an IPO of 11,500,000 shares of Class A common stock. The Company received net proceeds of $153 million from the offering, after deducting underwriting discounts, commissions and other offering costs.
On September 24, 2010, the Company declared a quarterly dividend to common stockholders of $0.1125 per share. This dividend was paid on October 15, 2010 to shareholders of record as of October 4, 2010.

CAPITAL RATIOS

	September 30,		June 30,	September 30,
(Unaudited)	2010		2010	2009
Tangible common stockholders’ equity to tangible assets*	7.03%		7.06%	4.84%
Net tangible common stockholders’ equity to tangible assets*	7.88%		7.93%	5.74%
Tier 1 common capital to total risk weighted assets	9.85%		9.56%	6.26%
Leverage ratio	9.38	%**	9.43%	7.33%
Tier 1 risk-based capital	13.22	%**	12.87%	9.57%
Total risk-based capital	15.18	%**	14.81%	11.51%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders’ equity to tangible assets.

**	Preliminary estimate — may be subject to change.
The Company exceeds “well capitalized” requirements under all regulatory capital guidelines. Significant increases in capital ratios at September 30, 2010, as compared to September 30, 2009, reflect the impact of additional capital raised from the Company’s IPO in March 2010.
Third Quarter 2010 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2010 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, October 26, 2010. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on October 26 through the end of the fourth quarter by dialing 1-877-344-7529 (using conference ID 445153). The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company’s market areas.
Cautionary Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about monitoring credit quality, identifying and addressing problem loans, the Company’s level of allowance for loan losses, managing net interest margin, reducing growth of non-interest expenses, the effect of discontinuation of the TAG program on deposits, quarterly provisions for loan losses and non-performing assets. Forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict. Therefore, the Company’s actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release:
•	credit losses;
•	concentrations of real estate loans;
•	economic and market developments, including inflation;
•	commercial loan risk;
•	adequacy of the allowance for loan losses;
•	impairment of goodwill;
•	changes in interest rates;

•	access to low-cost funding sources;
•	increases in deposit insurance premiums;

•	inability to grow business;
•	adverse economic conditions affecting Montana, Wyoming and western South Dakota;
•	governmental regulation and changes in regulatory, tax and accounting rules and interpretations;
•	changes in or noncompliance with governmental regulations;
•	effects of recent legislative and regulatory efforts to stabilize financial markets;
•	dependence on the Company’s management team;
•	ability to attract and retain qualified employees;
•	failure of technology;
•	disruption of vital infrastructure and other business interruptions;
•	illiquidity in the credit markets;
•	inability to meet liquidity requirements;
•	lack of acquisition candidates;
•	failure to manage growth;
•	competition;
•	inability to manage risks in turbulent and dynamic market conditions;
•	ineffective internal operational controls;
•	environmental remediation and other costs;
•	failure to effectively implement technology-driven products and services;
•	litigation pertaining to fiduciary responsibilities;
•	capital required to support the Company’s bank subsidiary;
•	soundness of other financial institutions;
•	impact of Basel II capital standards;
•	inability of our bank subsidiary to pay dividends;
•	change in dividend policy;
•	lack of public market for our common stock;
•	volatility of Class A common stock;
•	voting control;
•	decline in market price of Class A common stock;
•	dilution as a result of future equity issuances;
•	use of net proceeds;
•	uninsured nature of any investment in Class A common stock;
•	anti-takeover provisions;
•	intent to qualify as a controlled company; and
•	subordination of common stock to company debt.
A more detailed discussion of each of the foregoing risks is included in the Company’s periodic and current reports filed with the Securities and Exchange Commission and is contained in our most recently filed prospectus dated March 23, 2010, filed March 24, 2010. These factors and the other risk factors described in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could harm the Company’s results. Investors and others are encouraged to read the more detailed discussion of the Company’s risks contained in the Company’s most recently filed prospectus, which discussion in incorporated herein by reference.
All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
(Unaudited, $ in thousands)	2010	2010	2009
Assets
Cash and due from banks	$124,933	$169,461	$216,532
Federal funds sold	774	5,164	41,503
Interest bearing deposits in banks	416,648	327,859	254,407

Total cash and cash equivalents	542,355	502,484	512,442

Investment securities:
Available-for-sale	1,692,426	1,500,659	1,165,315
Held-to-maturity (estimated fair values of $141,543, $136,782 and $136,291 as of September 30, June 30, 2010 and September 30, 2009, respectively)	136,998	134,800	132,530

Total investment securities	1,829,424	1,635,459	1,297,845

Loans	4,452,387	4,562,288	4,606,454
Less allowance for loan losses	120,236	114,328	101,748

Net loans	4,332,151	4,447,960	4,504,706

Premises and equipment, net	192,021	193,551	197,261
Goodwill	183,673	183,673	183,673
Company-owned life insurance	72,867	72,395	70,748
Other real estate owned	35,296	42,338	31,875
Accrued interest receivable	37,251	38,429	38,742
Mortgage servicing rights, net of accumulated amortization and impairment reserve	14,505	16,232	20,224
Core deposit intangibles, net of accumulated amortization	9,235	9,672	11,082
Other assets	80,423	83,183	54,620

Total assets	$7,329,201	$7,225,376	$6,923,218

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,098,375	$1,040,072	$1,051,721
Interest bearing	4,803,806	4,762,250	4,631,409

Total deposits	5,902,181	5,802,322	5,683,130

Securities sold under repurchase agreements	455,861	453,749	391,336
Accounts payable and accrued expenses	44,313	39,741	51,951
Accrued interest payable	15,241	20,442	19,145
Other borrowed funds	5,674	7,196	5,766
Long-term debt	37,513	38,023	77,491
Subordinated debentures held by subsidiary trusts	123,715	123,715	123,715

Total liabilities	6,584,498	6,485,188	6,352,534

Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	263,719	263,317	113,313
Retained earnings	408,036	404,985	390,095
Accumulated other comprehensive income, net	22,948	21,886	17,276

Total stockholders’ equity	744,703	740,188	570,684

Total liabilities and stockholders’ equity	$7,329,201	$7,225,376	$6,923,218

Consolidated Statements of Income

	Three Months ended
	September 30,	June 30,	September 30,
(Unaudited, $ in thousands, except per share data)	2010	2010	2009
Interest income:
Interest and fees on loans	$67,033	$67,501	$70,335
Interest and dividends on investment securities:
Taxable	10,540	10,931	10,430
Exempt from federal taxes	1,137	1,173	1,304
Interest on deposits in banks	252	257	200
Interest on federal funds sold	3	5	56

Total interest income	78,965	79,867	82,325

Interest expense:
Interest on deposits	12,973	14,496	18,206
Interest on federal funds purchased	—	—	10
Interest on securities sold under repurchase agreements	209	229	179
Interest on other borrowed funds	1	1	369
Interest on long-term debt	512	509	760
Interest on subordinated debentures held by subsidiary trusts	1,526	1,456	1,502

Total interest expense	15,221	16,691	21,026

Net interest income	63,744	63,176	61,299
Provision for loan losses	18,000	19,500	10,500

Net interest income after provision for loan losses	45,744	43,676	50,799

Non-interest income:
Other service charges, commissions and fees	7,821	7,380	8,056
Service charges on deposit accounts	4,497	4,759	5,436
Income from the origination and sale of loans	7,355	4,186	5,090
Wealth management revenues	3,091	3,199	2,741
Investment securities gains, net	66	15	74
Other income	2,025	1,498	3,603

Total non-interest income	24,855	21,037	25,000

Non-interest expense:
Salaries, wages and employee benefits	27,994	27,379	28,035
Occupancy, net	3,939	3,963	3,914
Furniture and equipment	3,411	3,356	2,993
FDIC insurance premiums	2,337	2,667	2,377
Outsourced technology services	2,402	2,449	2,334
Other real estate owned expense, net of income	2,608	2,980	5,160
Mortgage servicing rights amortization	1,221	1,115	1,277
Mortgage servicing rights impairment (recovery)	1,991	271	296
Core deposit intangibles amortization	437	440	530
Other expenses	11,670	10,806	10,460

Total non-interest expense	58,010	55,426	57,376

Income before income tax expense	12,589	9,287	18,423
Income tax expense	3,860	2,628	6,105

Net income	8,729	6,659	12,318
Preferred stock dividends	862	853	862

Net income available to common shareholders	$7,867	$5,806	$11,456

Basic earnings per common share	$0.18	$0.14	$0.37
Diluted earnings per common share	$0.18	$0.14	$0.36

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months ended
	September 30,	September 30,
(Unaudited, $ in thousands, except per share data)	2010	2009
Interest income:
Interest and fees on loans	$201,428	$210,108
Interest and dividends on investment securities:
Taxable	32,673	30,651
Exempt from federal taxes	3,476	4,085
Interest on deposits in banks	733	292

Interest on federal funds sold	21	220

Total interest income	238,331	245,356

Interest expense:
Interest on deposits	42,747	56,639
Interest on federal funds purchased	—	20
Interest on securities sold under repurchase agreements	632	597
Interest on other borrowed funds	3	1,345
Interest on long-term debt	1,940	2,399
Interest on subordinated debentures held by subsidiary trusts	4,420	4,804

Total interest expense	49,742	65,804

Net interest income	188,589	179,552
Provision for loan losses	49,400	31,800

Net interest income after provision for loan losses	139,189	147,752

Non-interest income:
Other service charges, commissions and fees	22,073	21,623
Service charges on deposit accounts	13,854	15,285
Income from the origination and sale of loans	14,841	25,682
Wealth management revenues	9,304	7,927
Investment securities gains, net	108	126
Other income	5,220	7,837

Total non-interest income	65,400	78,480

Non-interest expense:
Salaries, wages and employee benefits	83,451	85,589
Occupancy, net	12,044	11,656
Furniture and equipment	10,108	9,016
FDIC insurance premiums	7,460	9,741
Outsourced technology services	7,100	8,288
Other real estate owned expense, net of income	6,129	6,079
Mortgage servicing rights amortization	3,469	6,344
Mortgage servicing rights impairment (recovery)	2,212	(6,969)
Core deposit intangibles amortization	1,316	1,600
Other expenses	32,892	31,214

Total non-interest expense	166,181	162,558

Income before income tax expense	38,408	63,674
Income tax expense	11,890	21,332

Net income	26,518	42,342
Preferred stock dividends	2,559	2,559

Net income available to common shareholders	$23,959	$39,783

Basic earnings per common share	$0.61	$1.27
Diluted earnings per common share	$0.61	$1.25

AVERAGE BALANCE SHEETS

	For the three months ended
	September 30, 2010			June 30, 2010			September 30, 2009
	Average		Average	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets :
Loans (1)(2)	$4,504,657	$67,473	5.94%	$4,520,119	$67,964	6.03%	$4,623,749	$70,787	6.07%
Investment securities (2)	1,720,925	12,333	2.84	1,586,080	12,780	3.23	1,171,740	12,487	4.23
Interest bearing deposits in banks	392,149	252	0.25	407,656	257	0.25	311,853	200	0.25
Federal funds sold	2,299	3	0.52	4,408	5	0.45	89,688	56	0.25

Total interest earnings assets	6,620,030	80,061	4.80	6,518,263	81,006	4.98	6,197,030	83,530	5.35
Non-earning assets	658,680			679,514			696,814

Total assets	$7,278,710			$7,197,777			$6,893,844

Interest bearing liabilities :
Demand deposits	1,127,006	842	0.30%	1,116,216	870	0.31%	1,076,513	971	0.36%
Savings deposits	1,555,510	2,199	0.56	1,465,527	2,327	0.64	1,359,909	2,508	0.73
Time deposits	2,119,083	9,931	1.86	2,209,155	11,299	2.05	2,174,301	14,727	2.69
Repurchase agreements	464,655	209	0.18	465,573	229	0.20	401,998	179	0.18
Borrowings (3)	5,256	1	0.08	5,562	1	0.07	72,863	379	2.06
Long-term debt	37,658	512	5.39	38,170	509	5.35	79,383	760	3.80
Subordinated debentures held by by subsidiary trusts	123,715	1,526	4.89	123,715	1,456	4.72	123,715	1,502	4.82

Total interest bearing liabilities	5,432,883	15,220	1.11	5,423,918	16,691	1.23	5,288,682	21,026	1.58
Non-interest bearing deposits	1,046,112			982,053			982,301
Other non-interest bearing liabilities	59,515			60,457			66,877
Stockholders’ equity	740,200			731,349			555,984

Total liabilities and stockholders’ equity	$7,278,710			$7,197,777			$6,893,844

Net FTE interest income		$64,841			$64,315			$62,504
Less FTE adjustments (2)		(1,097)			(1,139)			(1,205)

Net interest income from consolidated statements of income		$63,744			$63,176			$61,299

Interest rate spread			3.69%			3.75%			3.77%

Net FTE interest margin (4)			3.89%			3.96%			4.00%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

AVERAGE BALANCE SHEETS

	For the nine months ended September 30,
	2010			2009
	Average		Average	Average		Average
(Unaudited, $ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans (1)(2)	$4,509,206	$202,797	6.01%	$4,693,173	$211,472	6.02%
Investment securities	1,600,451	38,155	3.19	1,078,694	37,095	4.60
Interest bearing deposits in banks	384,964	733	0.25	146,430	292	0.27
Federal funds sold	7,933	21	0.35	126,276	220	0.23

Total interest earnings assets	6,502,554	241,706	4.97	6,044,573	249,079	5.51
Non-earning assets	675,244			683,472

Total assets	$7,177,798			$6,728,045

Interest bearing liabilities :
Demand deposits	1,118,951	2,551	0.30%	1,076,374	3,313	0.41%
Savings deposits	1,481,547	6,842	0.62	1,295,387	7,646	0.79
Time deposits	2,195,029	33,353	2.03	2,098,180	45,680	2.91
Repurchase agreements	461,652	632	0.18	410,608	597	0.19
Borrowings (3)	5,760	3	0.07	74,001	1,365	2.47
Long-term debt	48,895	1,940	5.30	81,037	2,399	3.96
Subordinated debentures held by by subsidiary trusts	123,715	4,420	4.78	123,715	4,804	5.19

Total interest bearing liabilities	5,435,549	49,741	1.22	5,159,302	65,804	1.71
Non-interest bearing deposits	996,290			952,238
Other non-interest bearing liabilities	61,138			67,480
Stockholders’ equity	684,821			549,025

Total liabilities and stockholders’ equity	$7,177,798			$6,728,045

Net FTE interest income		$191,965			$183,275
Less FTE adjustments (2)		(3,376)			(3,723)

Net interest income from consolidated statements of income		$188,589			$179,552

Interest rate spread			3.75%			3.80%

Net FTE interest margin (4)			3.95%			4.05%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)	Includes interest on federal funds purchased and other borrowed funds. Excludes long-term debt.

(4)	Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share, (ii) net tangible book value per common share, (iii) tangible common stockholders’ equity to tangible assets and (iv) net tangible common stockholders’ equity to tangible assets.
For purposes of computing tangible book value per common share, tangible book value equals common stockholders’ equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by shares of common stock outstanding.
For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders’ equity divided by shares of common stock outstanding. The Company’s goodwill as of September 30, 2010 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.
For purposes of computing tangible common stockholders’ equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets.
For purposes of computing net tangible common stockholders’ equity to tangible assets, net tangible common stockholders’ equity equals common stockholders’ equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders’ equity to tangible assets is calculated as net tangible common stockholders’ equity divided by tangible assets.
Management believes that these non-GAAP financial measures are valuable indicators of a financial institution’s capital strength since they eliminate intangible assets from stockholders’ equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders’ equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company’s performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES

	September 30,	June 30,	September 30,
(Unaudited; $ in thousands except share and per share data)	2010	2010	2009
Total stockholders’ equity (GAAP)	$744,703	$740,188	$570,684
Less goodwill and other intangible assets (excluding mortgage servicing rights)	192,952	193,391	195,035
Less preferred stock	50,000	50,000	50,000

Tangible common stockholders’ equity (Non-GAAP)	$501,751	$496,797	$325,649
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499

Net tangible common stockholders’ equity (Non-GAAP)	$562,250	$557,296	$386,148

Common shares outstanding	42,798,040	42,803,349	31,436,992

Book value per common share	$16.23	$16.12	$16.56
Tangible book value per common share	$11.72	$11.61	$10.36
Net tangible book value per common share	$13.14	$13.02	$12.28

Total assets (GAAP)	$7,329,201	$7,225,376	$6,923,218
Less goodwill and other intangible assets (excluding mortgage servicing rights)	192,952	193,391	195,035

Tangible assets (Non-GAAP)	$7,136,249	$7,031,985	$6,728,183

Tangible common stockholders’ equity to tangible assets	7.03%	7.06%	4.84%
Net tangible common stockholders’ equity to tangible assets	7.88%	7.93%	5.74%
First Interstate BancSystem, Inc.

P.O. Box 30918	Billings, Montana 59116	(406) 255-5390
www.FIBK.com